EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

December 6, 2013

SEARS HOLDINGS CORPORATION ANNOUNCES FILING OF REGISTRATION

STATEMENT FOR SPIN-OFF OF LANDS’ END BUSINESS

HOFFMAN ESTATES, IL – Sears Holdings Corporation (NASDAQ: SHLD) announced that, in connection with its previously announced consideration of a separation of its Lands’ End business, Lands’ End, Inc. filed today a registration statement on Form 10 with the Securities and Exchange Commission. Sears Holdings intends to spin off its Lands’ End business through the pro rata distribution of all of the shares of common stock of Lands’ End, Inc. We expect that the spin-off will be tax-free to U.S. stockholders except for any cash received in lieu of fractional shares. The spin-off is subject to the approval of the Board of Directors of Sears Holdings and the satisfaction of certain other conditions. Sears Holdings may, at any time until the spin-off, decide to abandon the spin-off or modify or change the terms of the spin-off. Holders of Sears Holdings common stock as of the record date for the spin-off will not be required to make any payment, surrender or exchange any shares of Sears Holdings common stock or take any other action to participate in the spin-off. Additional information concerning Lands’ End and the proposed spin-off is contained in the registration statement on Form 10.

Forward-Looking Statements

This press release contains forward-looking statements about our expectations for the spin-off of our Lands’ End business, including the intended structure and timing of the transaction. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in our accounting and other assumptions with respect to the value of Lands’ End, Inc.; the actual valuation of Lands’ End, Inc. by our stockholders and other third parties; the operational and financial profile of Sears Holdings Corporation or any of its businesses and Lands’ End, Inc. after giving effect to the spin-off; the ability of Lands’ End, Inc. to operate as an independent entity, including its ability to source merchandise on acceptable terms; the extent to which we are able to complete the transaction on terms that are favorable to us, on the intended timetable or at all; the length of any SEC review of the registration statement; and other factors that impact our business and results of operations. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer with almost 2,500 full-line and specialty retail stores in the United States and Canada and the home of Shop Your Way, a social shopping experience where members have the ability to earn points and receive benefits across a wide variety of physical and digital formats through ShopYourWay.com. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, fitness equipment and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, with a broad apparel offering, including such well-known labels as Lands’ End, the Kardashian Kollection, Jaclyn Smith and Joe Boxer, as well as Sofia by Sofia Vergara and The Country Living Home Collection. We are the nation’s largest provider of home services, with more than 14 million service and installation calls made annually, and have a long-established commitment to those who serve in the military through initiatives like the Heroes at Home program. We have been named the 2011 Mobile Retailer of the Year, Recipient of the 2013 ENERGY STAR® “Partner of the Year—Sustained Excellence Award” for Product Retailing and Energy Management and was named one of the Top 20 Best Places to Work for Recent Grads. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com. Twitter: @searsholdings || Facebook: http://www.facebook.com/SHCCareers

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